Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

July 7, 2025

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Senior Vice President

402-952-1235

Greystone Housing Impact Investors LP Increases Line of Credit Capacity

OMAHA, Nebraska -- Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced today that on June 30, 2025, it entered into a Credit Agreement (the “Credit Agreement”) with five financial institutions for a secured revolving line of credit (the “Acquisition LOC”). The maximum aggregate commitment of the Acquisition LOC is $80 million. Bankers Trust Company is serving as the administrative agent. The Credit Agreement replaces the Partnership’s prior credit agreement with Bankers Trust Company dated August 2021, as amended, that had a maximum commitment of $50 million.

The Acquisition LOC provides temporary financing for the Partnership’s investment purchases. Advances under the Acquisition LOC are expected to be repaid from the Partnership’s traditional debt financing sources such as Tender Option Bond financing or similar securitization transactions. Outstanding balances on the Acquisition LOC bear interest at Term SOFR plus 2.50%, with an overall floor of 2.60%. The Acquisition LOC has a stated maturity of June 2027, which the Partnership may extend to June 2029 based on customary extension conditions and fees.

“The $30 million increase in the size of our Acquisition LOC demonstrates our strong relationships with bank lenders and provides the Partnership with additional capacity for effectively managing our capital and liquidity positions,” said Kenneth C. Rogozinski, Chief Executive Officer of the Partnership.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.